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                             CONTRACT PAYMENT RIGHTS

                               TRANSFER AGREEMENT


THIS CONTRACT PAYMENT RIGHTS TRANSFER AGREEMENT ("Agreement") has been made and entered into as of this 28th day of February, 2003, by and among Pinnacle Security, Inc. ("PSI"), Impact Strategy Group, Inc. ("ISG") and Pinnacle Fund I, Inc. ("Pinnacle Fund").

                                R E C I T A L S:

A. PSI is in the business of selling alarm systems and entering into alarm monitoring and purchase agreements (the "Contracts") with its customers.

B. Pursuant to a Contract, a PSI customer will make monthly payments to PSI during the term of the Contract.

C. PSI desires to sell and Pinnacle Fund desires to purchase the rights to the payment stream from certain Contracts (the "Contract Payment Rights") as determined from time to time by PSI.

D. The parties hereto desire that ISG be engaged to perform certain services with respect to the Contracts and the Contract Payment Rights.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                       TRANSFER OF CONTRACT PAYMENT RIGHTS

1.1 Transfer of Rights. PSI will from time to time transfer Contract Payment Rights for certain Contracts to Pinnacle Fund. It is anticipated that the Contract Payments Rights transferred to Pinnacle Fund will normally be equal to 35 monthly payments due under a Contract.

1.2 Consideration. Pinnacle Fund will make payment to PSI for the Contract Payment Rights in an amount to be determined by PSI and Pinnacle Fund from time to time based upon the number of payments in the Contract Payment Rights being transferred, the amount of the payments and other items as determined by the parties.

1.3 Engagement of ISG. ISG will receive a management fee of $14.00 for the Contract Payment Rights of each Contract transferred to Pinnacle Fund. ISG will also be engaged to manage electronic funds transfer of payments by PSI customers for Contract Payment Rights assigned to Pinnacle Fund and for the payments to the note holders of Pinnacle Fund. ISG will also provide collection services for payments from PSI customers to be paid to Pinnacle Fund.


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                                   ARTICLE II.
                              FURTHER DUTIES OF PSI

2.1 Duties of PSI. In order to protect the ability of Pinnacle Fund to pay all principal and interest as it comes due under the notes it issues to third party investors, PSI agrees to do as necessary one or more of the following:

- If any payment pursuant Contract Payment Rights transferred to Pinnacle Fund is delinquent 35 days or more, PSI will make any such payment in cash in behalf of the applicable Contract obligor.

- In the discretion of PSI, any Contract whose term is extended beyond the initial three year term may have its corresponding Contract Payment Rights remain with Pinnacle Fund beyond the original payment term.

- If any payment pursuant to Contract Payment Rights transferred to Pinnacle Fund is delinquent 35 days or more, Pinnacle Fund or PSI may unilaterally determine that PSI shall replace the corresponding Contract with Contract Payment Rights of another Contract that is not in default. The term of any replacement Contract Payment Rights shall be at least equal in length to the remaining term of the Contract Payment Rights being replaced.

In the event that all Contract Payment Rights held by Pinnacle Fund at a particular time are more than sufficient to make all payments of principal and interest on outstanding notes, PSI may shorten the term of certain Contract Payment Rights as necessary so that the payments generated by the Contract
Payment Rights held by Pinnacle Fund are approximately equal to but not more than the principal and interest payments that are required to be made on the notes currently outstanding.


                                   ARTICLE III.
                                  MISCELLANEOUS

3.1 Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto without the consent of all other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

3.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Utah.

3.3 Counterparts. This Agreement may be executed as of the same effective date in one or more counterparts, each of which shall be deemed an original.


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3.4     Headings.  The  headings  and  subheadings  contained in this Agreement are included solely for ease of reference, and are not intended to give a full description of the contents of any particular Section and shall not be given any weight whatever in interpreting any provision of this Agreement.

3.5 Complete Agreement. This Agreement and the documents referred to herein contain the entire agreement between the parties and, except as provided herein, supersede all previous negotiations, commitments and writings.

3.6 Modifications, Amendments and Waivers. This Agreement shall not be modified or amended except by a writing signed by each of the parties hereto.

3.7 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon any such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   PINNACLE SECURITY, INC.

                                   By: /s/
                                      ________________________________

                                   Name:
                                        ______________________________

                                   Title:
                                         _____________________________


                                   IMPACT STRATEGY GROUP, INC.

                                   By: /s/ Albert Brown
                                       _______________________________

                                   Name: Albert Brown
                                        ______________________________

                                   Title: Chief Financial Officer
                                         _____________________________


                                   PINNACLE FUND I, INC.

                                   By: /s/ Albert Brown
                                      ________________________________

                                   Name: Albert Brown
                                        ______________________________

                                   Title: Secretary, Treasurer
                                         _____________________________


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